Exhibit 99.1

Armco Metals enters plant and equipment disassembling service business

SAN MATEO, Calif., Nov. 23, 2015 -- Armco Metals Holdings, Inc. ("Armco Metals " or "the Company") (NYSE MKT: AMCO), a distributor of imported metal ores, wood, and barley, and a steel recycler in China, today announced that its Armco Metals (Lianyungang) Holding, Ltd. subsidiary ("Armco Metals Lianyungang") entered into a contract with Lianyungang Chaoyang Construction & Development Co. Ltd. ("Chaoyang") on Nov. 19 , 2015. According to the contract, Armco Metals Lianyungang would provide the service to disassemble three plant buildings built with steel framework, occupying area of 15 thousand square meters, as well as all the equipments and facilities inside the buildings and the cleaning up .

Under the terms of the contract, Armco Metals Lianyungang would acquire the ownership of all the materials and scraps, including  metal materials and  non-metal materials, disassembled from the three buildings and pay CNY 4.88 million (approximately $0.76 million) to Chaoyang. The net revenue and gross profit generated from the sales of the materials is expected approximately $1.3 million and $0.35 million, respectively, with a gross margin of 27%, which is also the value realized from the dissembling service provided. Compared to current market price, the cost of the materials we would acquire from the disassembling services is estimated to be 20%-30% lower than market price . The contract for the disassembling starts from Nov. 19, 2015 and ends on Jan. 19, 2016.

Commenting on the announcement, Kexuan Yao, Chairman and CEO of Armco Metals Holdings, stated, this is the first time Armco Metals Lianyungang providing disassembling service and entering this business line, and it is a milestone for the company's platform strategy development which the company is on the endeavor to make business transition from solely selling products to providing various services in additional to selling products. We are also proud of our credentials, reputation and capacity we have achieved in the past, which only the highly qualified recycler can be selected for providing this kind of disassembling service. Taking the advantage of our state-of-the-art facilities and Chinese government's tax-refund policy only applied to qualified and eligible recyclers, we are furthering the implementation of platform strategy in all and every operation of our business to develop services-oriented business, and we are pleased to enter the disassembling service business that will expose us to tremendous similar services business opportunities in this market and become a new source of our revenue and income. Management deems this is a great progress we made toward our goal of our business transition and will continue to work in the direction.

ABOUT ARMCO METALS HOLDINGS, INC.

Armco Metals Holdings, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals, wood, and barley throughout China and is in the recycling business in China. Armco Metals' customers include some of the fastest growing steel producing mills and foundries throughout China. Raw materials are acquired from a global group of suppliers located in various countries, including, but not limited to, Brazil, India, Indonesia, Ukraine and the United States. Armco Metals' product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore, steel billet, recycled scrap metals, raw wood and barley. For more information about Armco Metals, please visit http://www.armcometals.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Armco Metals Holdings, Inc., is hereby providing cautionary statements identifying certain important factors that could cause our actual results to differ materially from those projected in forward-looking statements. Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") are forward-looking and involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the ability to benefit from the changes in the tax laws in the PRC, our net revenues and production related to our scrap metal recycling operations, including our ability to operate the facility efficiently and profitability, the sufficiency of our working capital, pricing and volatile demand for our product lines, the extent of government imposed energy and monetary policy restrictions and resulting blackouts and associated impact on our trading and recycling operations. We caution that investors should not place undue reliance on any forward-looking statements herein. Further, any forward-looking statement speaks only as of the date on which such statement is made. We qualify all of our forward-looking statements in this press release by these cautionary statements including those made in Part II, Item 1A. Risk Factors appearing in our Quarterly Report on Form 10-Q for the period ended September 30, 2015, as well as in Part I. Item 1A. Risk Factors appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

Armco Metals Holdings, Inc.
US Investor Relations Contact
Christina Xiong
Office: 650.212.7620
Email: ir@armcometals.com
Website: www.armcometals.com

China
Ripple Zhang
Office: 86-21-62375286
Email: ripple.zhang@armcometals.com
Website: www.armcometals.com